                                                                 EXHIBIT 2.1










                                 LEASE AGREEMENT

                                     between

                          CITY OF LOUISVILLE, KENTUCKY
                                     Lessor


                                       and

                          CHURCHILL DOWNS INCORPORATED
                                     Lessee



                           Dated as of January 1, 2002





This Instrument Prepared by:

/s/ JOHN S. EGAN
John S. Egan
FROST BROWN TODD LLC
400 W. Market Street, 32nd Flr.
Louisville, Kentucky 40202
(502) 589-5400

                                TABLE OF CONTENTS


1.  DEFINED TERMS..........................................................3

2.  GRANT AND TERM OF LEASE................................................3

3.  RENT...................................................................4

4.  OPTION TO PURCHASE.....................................................5

5.  TITLE, USE AND QUIET ENJOYMENT.........................................8

6.  COVENANT FOR OPERATION AND MAINTENANCE.................................8

7.  INSURANCE..............................................................9

8.  TAXES AND OTHER GOVERNMENT CHARGES....................................10

9.  CONDEMNATIONS; CASUALTY...............................................11

10. ALTERATIONS AND ADDITIONS.............................................13

11. NON-PROJECT PROPERTY; REMOVAL OF PROPERTY FROM THE PROJECT............13

12. DEFAULT...............................................................14

13. WAIVER OF REQUIREMENTS................................................15

14. NOTICES...............................................................15

15. CONSTRUCTION OF LEASE.................................................17

16. CAPTIONS..............................................................17

17. ASSIGNMENT/BINDING ON SUCCESSORS......................................17

18. SHORT FORM LEASE......................................................18

19. ESTOPPEL CERTIFICATES.................................................18

20. CONSENT TO ADDITIONAL MORTGAGES.......................................19

21. SEVERABILITY..........................................................20

22. FURTHER ASSURANCES....................................................20

23. GOVERNING LAW.........................................................20

24. ENTIRE AGREEMENT......................................................20

25. COUNTERPARTS..........................................................20

26. MISCELLANEOUS.........................................................20

27. NO PERSONAL LIABILITY.................................................21

28. PREPAYMENT............................................................21

29. OTHER LESSOR EXPENSES.................................................21

30. LIMITATION OF LIABILITY OF LESSOR.....................................21

31. NO PERSONAL RECOURSE..................................................21

                                 LEASE AGREEMENT


     THIS LEASE  AGREEMENT (the "Lease"),  dated as of January 1, 2002,  between the CITY OF LOUISVILLE,  KENTUCKY,  a municipality and political  subdivision of the  Commonwealth of Kentucky,  having an address at 601 West Jefferson  Street,

Louisville,  Kentucky  40202  ("Lessor")  and CHURCHILL  DOWNS  INCORPORATED,  a

Kentucky  corporation,  having an address  at 700  Central  Avenue,  Louisville,

Kentucky 40208-1200 ("Lessee"):

          WHEREAS,  Lessee is in the process of  expanding  and  renovating  the

historic   racetrack   facility  known  as  "Churchill   Downs  Racetrack"  (the

"Facility") located at 700 Central Avenue, Louisville, Kentucky (the "Site");

          WHEREAS, the Project (as defined in the Loan Agreement, defined below)

as  proposed by Lessee  will be  utilized  to make  horseracing,  entertainment,

dining,  pari-mutuel wagering and other recreational activities available to the public,  and the  racetrack  facility,  as  improved by the  Project,  will be a

"recreation  park"  within the  meaning of Chapter 103 of the  Kentucky  Revised

Statutes (the "Act");

          WHEREAS, Lessor has determined that the Project will enhance Churchill

Downs  Racetrack as a unique asset of Lessor,  will create and preserve jobs for the community (both during  construction and thereafter  during operation of the

Project) and will increase tax revenues for Lessor;

          WHEREAS,  Lessee has requested that Lessor issue  industrial  building revenue bonds under the Act in order to provide financing for the Project;

          WHEREAS,  Lessor  has  determined  that  the  issuance  of  industrial building  revenue bonds in connection with the Project will promote the economic development of Lessor
and the  Commonwealth  of  Kentucky  (the  "Commonwealth"),  will  help  relieve conditions of unemployment  through the creation of construction  and other jobs and will  further  improve the status of Churchill  Downs  Racetrack as a "world class"  recreational  destination,  thereby  helping  to  make  Lessor  and  the

Commonwealth  more  attractive to industry and helping to encourage the increase of industry in the Commonwealth;

          WHEREAS, Lessor is therefore issuing its City of Louisville,  Kentucky

Taxable   Industrial   Building  Revenue  Bond,  Series  2002  (Churchill  Downs

Incorporated  Project),  in  an  amount  of  $153,000,000,  issued  as a  single draw-down Bond (the "Bond") pursuant to the Act; and

          WHEREAS,   pursuant  to  that  certain  Loan   Agreement   (the  "Loan

Agreement")  of even date  herewith by and among Lessor,  Lessee,  and Churchill

Downs Investment  Company,  a Kentucky  corporation  (the "Lender"),  Lender has agreed to  purchase  the Bond of Lessor and make the  Loan(s) (as defined in the

Loan  Agreement)  to  Lessor  in  accordance  with  the  provisions  of the Loan

Agreement; and

          WHEREAS,  the proceeds of such Bond are and will be advanced  directly to Lessee  pursuant  to the Loan  Agreement  and used to assist  Lessee with the financing of certain costs of the Project; and

          WHEREAS, in order to permit the issuance of the Bond under the Act for the purposes of financing  the costs of the  Project,  Lessee is  simultaneously conveying to Lessor,  subject to the Existing Mortgage and the Existing Security

Agreement,  the Site on which the existing  facilities  are being  renovated and expanded,  together  with  improvements,  fixtures,  machinery and equipment and other tangible personal  property now or hereafter  located thereon,  and Lessor and Lessee wish to simultaneously enter into this Lease pursuant to which Lessee will lease back
such land,  improvements,  fixtures,  machinery and equipment and other tangible personal  property from Lessor in return for rental  payments  sufficient to pay debt service on the Bond;

          WHEREAS, Lessee has agreed to make lease payments to Lessor under this

Lease in amounts  equal to the amounts  due from Lessor to the Lender  under the

Bond and,  pursuant to the Lease,  Lessor has directed that Lessee make payments otherwise payable by it hereunder to Lessor directly to the Lender; and

          WHEREAS, in connection with the transactions  contemplated by the Loan

Agreement the parties hereto desire to enter into this Lease;

          NOW, THEREFORE,  in consideration of the mutual covenants  hereinafter set forth and of the  premises,  the  parties  hereto  enter  into this Lease as follows:

         1     DEFINED TERMS.  All  capitalized  terms  used  and  not otherwise defined herein shall have the respective  meanings  assigned thereto in the Loan

Agreement.

         2.    GRANT  AND TERM OF LEASE.    Upon  the   term   and    conditions

hereinafter  set forth and subject to the  Existing  Mortgage  and the  Existing

Security  Agreement,  Lessor  hereby  leases to Lessee,  and Lessee  leases from

Lessor, all of the following (collectively, the "Leased Premises"): the land and all buildings,  structures,  other  improvements and fixtures now standing or at any time  hereafter  constructed  or placed  upon the Site,  including,  without limitation,  all of the foregoing  which are included in or constitute a part of the Facility (said buildings,  structures, other improvements and fixtures being herein collectively  called the  "Improvements")  and all equipment,  machinery,

furniture,  furnishings  and  removable  fixtures  of every kind and nature (the

"Tangible Personal Property" as more particularly described in the Bill of Sale)

whatsoever which are now or at any time hereafter located in or upon, or affixed to, the Site (the  description of which site is attached  hereto and made a part hereof as EXHIBIT A hereto) and/or any

Improvements  which now or hereafter are used or useful in  connection  with, or constitute  a part of, the  Facility.  The Leased  Premises  do not  include any inventory,  accounts receivable or intangible  personal property.  The term (the

"Term")  of this  Lease  shall be from  January 1, 2002 to  December  31,  2032.

Notwithstanding  the foregoing,  Lessee shall have the option at any time during the Term to terminate this Lease by exercising  its Option to Purchase  pursuant to Section 4 hereof;  provided,  however,  that the indemnification  obligations from Lessee in favor of Lessor shall survive termination of the Lease,  pursuant to Article VI of the Loan Agreement.

         3.    RENT.   Until  the  Rent Termination Event (hereinafter defined),

rent hereunder (the "Rent") shall be equal to the amounts  payable to the Lender pursuant  to the Bond and  shall be  payable  in the  amounts  and at the  times interest  or  principal  is  payable  to Lender  under  the Bond.  The Bond is a

"draw-down"  bond,  with  principal  to be  advanced  from the Lender to Lessee,

pursuant to the terms of the Bond. A schedule of  disbursements  of principal is to be  attached  to the Bond.  Lessor  hereby  irrevocably  and  unconditionally directs  Lessee to pay, as Rent,  all amounts due under the Bond directly to the

Lender,  at the  times  and in the  manner  prescribed  in  Bond  and  the  Loan

Agreement.  As used  herein,  the term "Rent  Termination  Event" shall mean the earlier of (i) the payment and  performance in full of all obligations of Lessee under this Lease and the Loan Agreement and the other Bond Documents or (ii) the termination  of this  Lease  pursuant  to the proper  exercise  of the Option to

Purchase, as hereinafter noted.

          The  obligations  of Lessee to pay Rent  pursuant to this Lease and to perform and observe the other  agreements  and  covenants on its part  contained herein shall be absolute and unconditional. Until such time as the principal of,

premium,  if any,  and  interest  on the Bond and any other  amounts  payable to

Lessor  under any other  Bond  Documents  shall  have been  fully  paid or other provision for the payment  thereof  shall have been made in accordance  with the

Loan

Agreement, Lessee (i) shall not suspend or discontinue any Rent pursuant to this

Lease  (unless  consented to by the Lender),  (ii) shall perform and observe all its other  agreements  contained in this Lease,  and (iii) except as provided in

Section  4 hereof,  shall  not  terminate  this  Lease for any cause  including,

without  limiting  the  generality  of the  foregoing,  failure to complete  the

Project,  failure  of title of the  Project  or any  part  thereof,  any acts or circumstances  that may constitute  failure of consideration,  destruction of or damage to the Project,  commercial frustration of purpose, any change in the tax or other laws of the United States of America or of the Commonwealth of Kentucky

or any  political  subdivision  thereof or any  failure of Lessor to perform and observe any agreement,  whether  express or implied,  or any duty,  liability or obligation  arising out of or connected  with this Lease.  Nothing  contained in this Section shall be construed to release Lessor from the performance of any of the agreements on its part herein contained; and in the event Lessor should fail to perform any such  agreement  on its part,  Lessee may  institute  such action against  Lessor as Lessee may deem  necessary to compel  performance  so long as such action shall be in  accordance  with the  agreements  on the part of Lessee contained in the preceding sentence. Lessee may, however, at its own expense and in its own name or in the name of  Lessor,  prosecute  or defend  any  action or proceeding or take any other action  involving  third persons which Lessee deems

reasonably   necessary  in  order  to  insure  completion  of  the  acquisition,

construction,  installation and equipping of the Project or to secure or protect

Lessor's and its respective rights of ownership,  possession,  occupancy and use of the Project,  and in such event Lessor hereby agrees to cooperate  fully with

Lessee.

         4.    OPTION TO  PURCHASE. At  (i)  the  scheduled  expiration  of  the

Term of this  Lease or (ii) on the first day of each  month  during  the Term of this  Lease  Agreement,  Lessee  shall have the  option to  purchase  all or any portion of the Leased  Premises from Lessor for One Dollar

($1.00),  subject to satisfaction of the conditions set forth in this Section 4.

The rights  granted to Lessee in this  Section 4 shall be deemed the  "Option to

Purchase."

          Lessee's  right to  exercise  its  Option  to  Purchase  hereunder  is conditioned upon satisfaction of all of the following conditions:

               (i) the absence of any default under the Insurance

          Agreement  (provided  that any  default  which has been

          waived by the  non-defaulting  party may be disregarded

          for purposes of this sentence);

               (ii) the  payment  of, or  provision  to Lessor of

          adequate security ("adequate security" to be determined

          by Lessor in its reasonable  discretion) for, any fees,

          expenses, claims, other amounts or payments then due to

          Lessor  and for other  obligations  incurred  and to be

          incurred by the Lessor in  connection  with the Project

          or under the Loan Agreement,  the Lease,  the Insurance

          Agreement or the other Bond Documents (provided,  that,

          to the extent  that  Lessor has any fees,  expenses  or

          claims against Lessee for indemnification arising under

          either   Section  6.5  or  Section  7.11  of  the  Loan

          Agreement,  Lessee  will be  deemed  to  have  provided

          adequate security to Lessor for such fees,  expenses or

          claims by providing  Lessor with evidence that it is in

          compliance  with the  requirements of Section 7 of this

          Lease and the  Insurance  Agreement)  or the other Bond

          Documents;

               (iii) the payment of any ad valorem taxes then due

          and  payable  to the City,  the  School  District,  the

          Commonwealth   of  Kentucky   and  other  local  taxing

          authorities with respect to the Project;

               (iv) Lessee's delivery to Lessor of a statement in

          writing from Lender  acknowledging that the amounts due

          under the Loan Agreement (including the Bond) have been

          paid in full or forgiven; and

               (v)  Lessee's  delivery  to  Lessor  of  at  least

          fifteen (15) days prior written notice stating (a) that

          Lessee  wishes to exercise the Option to Purchase,  (b)

          that the  conditions  for  exercise  of the  Option  to

          Purchase  under  Section 4 of the  Lease are  satisfied

          (acknowledging, however, that Lessor, in its reasonable

          discretion,  shall be entitled to determine  whether in

          fact such  conditions  have been  satisfied  insofar as

          they affect  Lessor's  rights),  and (c) the time, date

          and place at which closing of the transfer of the title

          to the Leased Premises shall occur.

If Lessee properly  exercises the Option to Purchase  granted under this Section

4, and all of the foregoing  conditions have been met, Lessor shall, on the date and at the time and place  specified in Lessee's  notice of exercise,  convey to

Lessee,  by quitclaim deed and bill of sale with no warranties,  all of Lessor's right, title and interest to the Leased Premises. Lessee shall bear all cost and expenses in connection  with the  preparation of the documents of conveyance and the delivery thereof and all fees, assessments,  taxes and charges in connection with  the  conveyance  of  title  to  the  Project.  Notwithstanding  any of the foregoing to the contrary,  if (i) Lessee properly gives notice of its Option to

Purchase hereunder to Lessor, (ii) all of the foregoing conditions have been met and (iii) Lessor fails to execute and deliver a quitclaim  deed and bill of sale to Lessee,  legal and equitable title to the Leased Premises shall automatically be transferred from Lessor to Lessee  notwithstanding the fact that no quitclaim deed and no bill of sale has been executed by Lessor. It is the intention of the parties that at the  conclusion of the Term of the Lease or at the conclusion of the Term of the Lease pursuant to the Option to Purchase, title to the Leased Premises shall automatically be vested in Lessee, subject to any of the foregoing limitations to the extent applicable. Upon conveyance of title and payment therefor as aforesaid,  this Agreement shall cease and terminate and all obligations of Lessee and Lessor  hereunder,  except  obligations  pertaining to indemnification, shall be terminated and extinguished.

         5.    TITLE, USE AND QUIET ENJOYMENT.  Lessor  covenants, warrants and represents  that at all times prior to the  expiration or other  termination  of this Lease when Lessee is not in default hereunder or under other Bond Documents beyond  applicable  grace periods,  if any, the peaceable and quiet enjoyment of the Leased  Premises  by Lessee  shall not be  disturbed  by  Lessor;  provided,

however,  that Lessor (in its  capacity as a municipal  body and not as landlord hereunder)  shall not be  prevented  from  enforcing,  as against  Lessee or the

Leased Premises, any laws of general application heretofore or hereafter enacted by Lessor (in its capacity as a municipal body).

         6.    COVENANT FOR OPERATION AND MAINTENANCE.   Lessor  shall  have  no

responsibility  for the maintenance,  operation or repair of the Leased Premises or any expenses associated therewith. So long as any Bond is outstanding, Lessee will  maintain,  preserve  and keep the  Project,  or cause  the  Project  to be maintained,  preserved and kept, in good repair, working order and condition and will from time to time make or cause to be made all proper repairs, replacements and renewals  necessary to continue to  constitute  the Project as an industrial building project under KRS Chapter 103; provided, however, that Lessee will have no obligation to maintain,  preserve, keep, repair, replace or renew any element or portion of the Project (i) the maintenance, preservation, keeping, repairing,

replacement or renewal of which becomes uneconomical to Lessee because of damage or destruction by a cause not within the control of Lessee,  or  condemnation of all or substantially all of the Project or obsolescence (including economic obsolescence) or change in government standards and regulations, and

(ii) with  respect  to which  Lessee  has  furnished  to Lessor and the Lender a certificate  executed by Lessee  certifying that the maintenance,  preservation,

keeping,  repair,  replacement or renewal of such element or unit of the Project or the Project itself is being  discontinued  for one of the foregoing  reasons,

which shall be stated therein.

         7.    INSURANCE.   During  the  Term  of this Lease, and in addition to

the requirements of the Existing Mortgage, the Existing Security Agreement,  any

Leasehold  Mortgage and the Insurance  Agreement,  Lessee  covenants to maintain insurance (at Lessee's own expense) as follows:

               (a) Lessee shall  continuously at all times during the Lease Term maintain  insurance  against such risks as are  customarily  insured  against by businesses  of like  size  and  character,  paying  as the same  become  due all premiums in respect thereto,  including,  without  limitation,  public liability insurance.

               (b)  All  insurance  shall  be  taken  out  and  maintained  with generally recognized responsible insurance companies qualified to do business in the  Commonwealth  of  Kentucky  and  may be  written  with  deductible  amounts comparable  to those on similar  policies by other  businesses  of like size and character.  Each public  liability  insurance  policy with respect to the Leased

Premises shall name Lessor as an additional insured. Lessee shall not permit any condition  to exist with  respect to the Leased  Premises  which would wholly or partially  invalidate  the  insurance  thereon.  Unless  a policy  with  such an undertaking  is  unavailable  or  is  available  only  at a  cost  which  Lessee

reasonably  determines  to  be  unreasonable,   each  policy  shall  contain  an

undertaking  by the insurer that such policy shall not be modified  adversely to the  interest of Lessor or  cancelled  without at least  thirty (30) days' prior notice to Lessor.

               (c) Notwithstanding any provision hereof to the contrary,  Lessee shall also maintain liability  insurance in at least the minimum amount required by the  Insurance  Agreement.  Lessee  shall  cause its policy or  policies  for liability  insurance to name Lessor an as additional insured and additional loss payee.

               (d)  Notwithstanding  any provision  hereof to the contrary,  but subject  to the  Insurance  Agreement,  Lessee  may  self-insure  any  insurance required hereunder.

         8. TAXES AND OTHER GOVERNMENT CHARGES.  It is understood,  acknowledged and agreed by the  parties  that  pursuant to KRS  103.285,  the Project and the

Leased  Premises  are  intended to be exempt  from  taxation by Lessor and other political  subdivisions  in Kentucky to the same extent as other public property used for public  purposes,  as long as the same are owned by Lessor.  Except for such taxes exempted by virtue of KRS 103.285, Lessee covenants and agrees to pay during  the  term of  this  Lease,  as the  same  respectively  become  due,  as

additional  lease  rentals,  all  other  taxes,   payments  in  lieu  of  taxes,

assessments and other governmental charges of any kind whatsoever,  if any, that may at any time be lawfully assessed,  levied or charged against or with respect to the  Project  or any  payments  made or to be made  pursuant  to this  Lease;

provided, that with respect to special assessments or other governmental charges that may lawfully be paid in installments  over a period of years,  Lessee shall be obligated to pay only such installments as may have become due. Additionally,

Lessee agrees to pay to the Jefferson County School District payments in lieu of taxes  equal to the  amounts  which  would  have been due and  payable by Lessee absent the application of KRS 103.285.

         Lessee may, at its expense and in its own name,  in good faith  contest any such asserted taxes,  assessments and other governmental charges and, in the event  of  any  such  contest,  may  permit  the  taxes,  assessments  or  other governmental charges so contested to remain unpaid during the period of such contest and any appeal therefrom unless Lessor shall notify  Lessee that,  in the opinion of its counsel,  by  nonpayment of any such items the security  provided  pursuant to the  provisions  of this Lease will be materially  endangered,  in which event such taxes, charges for payments in lieu of  taxes,  assessments  or  charges  shall  be paid  forthwith  or  such  other arrangements  to protect the interests of the Lessor as are acceptable to Lessor shall be made.  Lessor will cooperate fully with Lessee in any such contest.  In the event Lessee shall fail to pay any of the foregoing  items  required by this

Section  to be paid by  Lessee,  Lessor or the Lender may (but shall be under no obligation  to) pay the same and any amounts so  advanced  therefor by Lessor or the Lender shall become an additional obligation of Lessee to the one making the advancement,  which amounts,  together with interest  thereon,  Lessee agrees to pay.  Lessee may,  at its expense and in its own name and behalf,  apply for any tax  exemption  or  exemption  from  payments  in lieu of taxes  allowed  by the

Commonwealth of Kentucky,  or any political or taxing subdivision  thereof under any existing or future  provisions of law which grants or may grant any such tax exemption or exemptions from payments in lieu of taxes.

         9.    CONDEMNATIONS; CASUALTY.

               (a) In the event of any  taking  of the  Leased  Premises  or any portion thereof under the power of eminent domain, or otherwise by any public or quasi-public  authority (or any conveyance of the Leased Premises or any portion thereof  in lieu of or in  anticipation  of any  such  taking),  subject  to the

Existing Mortgage,  the Existing Security Agreement and any Leasehold  Mortgage,

(i) this Lease  shall,  upon the  vesting of title  pursuant  to such  taking or conveyance,  terminate as to the portion of the Leased  Premises so taken;  (ii)

if, in the  judgment of Lessee the  restoration  or  continued  operation of the

Improvements after such taking or conveyance is not economically  feasible,  and no default hereunder then exists which remains unwaived by the Lender or Lessor, Lessee may, upon fifteen (15) days prior written  notice to Lessor and with the prior written  consent of the Lender (and in addition to any other rights of  cancellation to which Lessee may be entitled hereunder),  terminate this Lease as to the remainder of the Leased  Premises by exercising the Option to Purchase  pursuant to Section 4 hereof.  Subject to the

Existing Mortgage, the Existing Security Agreement,  any Leasehold Mortgage, the

Insurance  Agreement and the rights of Lessor to indemnification  under any Bond

Documents,  all such proceeds  shall first be applied to the  restoration of the

Improvements (if Lessee shall elect to restore the same) or the removal thereof,

and any balance thereof  remaining after such application  shall be paid only to

Lessee.

               (b) In the  event of any  damage  or  destruction  to the  Leased

Premises  by fire or other  casualty,  subject  to the  Existing  Mortgage,  the

Existing Security Agreement, any Leasehold Mortgage, the Insurance Agreement and

the rights of Lessor to indemnification  under any Bond Documents,  all proceeds shall first be applied to the restoration of the  Improvements  (if Lessee shall elect to restore  the same) or the  removal  thereof,  and any  balance  thereof remaining  after  such  application  shall be paid  only to  Lessee.  If, in the judgment of Lessee,  the  restoration of the  Improvements  and their  continued

operation thereafter is not economically feasible, Lessee may, if not in default hereunder,  subject to the Existing Mortgage,  the Existing Security  Agreement,

any  Leasehold  Mortgage,  the  Insurance  Agreement and the rights of Lessor to indemnification under any Bond Documents,  upon fifteen (15) days' prior written notice to Lessor  and with the  prior  written  consent  of the  Lender  (and in addition to any other  rights of  cancellation  to which  Lessee may be entitled hereunder),  terminate this Lease by exercising the Option to Purchase  pursuant to Section 4 hereof.  Notwithstanding  whether  Lessee  exercises  the Option to

Purchase, subject to the Existing Mortgage, the Existing Security Agreement, any

Leasehold  Mortgage,  the  Insurance  Agreement  and the  rights  of  Lessor  to indemnification under any Bond Documents, Lessee shall be entitled to settle all insurance claims and to receive all insurance proceeds.

         10.    ALTERATIONS AND ADDITIONS.  Lessee  shall  have the privilege of requesting  additional  assistance  in  completing  the Project,  by issuance of additional  issues of bonds (subject to acceptance of such request by Lessor, if

Lessor is asked to issue such bonds) or through  financing  from other  sources,

and for the making of alterations,  additions and  improvements  upon, in and to the  Project,  as it in its  discretion  may from time to time  determine  to be desirable  for its use and  purposes  and as do not  adversely  affect  the use,

operating  unity or value of the  Project  or the  structural  integrity  of any building  or  other  structure  forming  a part  thereof.  Any  or  all of  said alterations,  additions,  or  improvements  shall be located  wholly  within the boundary  lines of the Site and comply with all  applicable  federal,  state and local laws and  regulations  thereunder.  All such  alterations,  additions  and improvements,  except  structures  which are  independent of the Project and not connected  thereto by party walls and with respect to which release of a portion of the Site has been made, shall become part of the Project.

         11.    NON-PROJECT PROPERTY; REMOVAL OF  PROPERTY FROM THE  PROJECT. It

is recognized and acknowledged  that Lessee may install in and about the Project at its own expense  machinery,  equipment and other general property to which it may choose to retain title.  All such  machinery,  equipment and property  shall remain the sole property of Lessee and shall not be conveyed to Lessor.

         Nothing  contained in this Lease shall  prohibit or prevent Lessee from leasing machinery,  equipment or other property or from purchasing such property for use in or about the Project under a conditional  sales contract,  lease sale contract or subject to vendor's lien or security interest as security for the unpaid portion of the purchase price thereof,

provided  no such  lien or  security  interest  shall  otherwise  attach  to the

Project.  Lessor and the Lender, if requested by the Borrower,  shall consent to the  installation of any such  machinery,  equipment or other property and waive and relinquish to the seller or lessor thereof, as the case may be, all right of levy for rent and all claims and demands of every kind against any such property installed or to be installed under any such lease or contract.

         Lessee shall have the right, in its reasonable  discretion,  to replace any tangible real or personal  property  constituting  a portion of the Property with other  tangible  real or personal  property of equal or greater value or to sell any  tangible  real or  personal  property  constituting  a portion  of the

Property so long as the  aggregate  value of all such real or personal  property sold  without  replacement  is less than five  percent  (5%) of the value of the

Project.

         12. DEFAULT. If (i) Lessee fails to pay the Rent specified in Section 3 hereof to the  Lender at the times and in the  manner  provided  herein and such failure  continues  for sixty (60) days after  notice  from Lender to Lessee and

Lessor,  or (ii) Lessee  defaults  under the  Insurance  Agreement  or otherwise materially  fails to comply with the terms of Section 7 hereof and such  default or failure  continues  for fifteen (15) days after notice from Lessor to Lessee,

or (iii) Lessee  defaults in compliance  with any other  material  obligation or covenant  owing from Lessee to Lessor  hereunder  and fails to cure such default within  sixty (60) days after notice to cure such  default  (provided,  however,

that if at the end of the 60-day  period  referred to in clause  (iii) Lessee is attempting  to cure a default of the nature  referred to in such clause with due diligence,  such sixty (60) day period  shall be extended  for so long as Lessee continues to attempt to cure such default),  then Lessor may, at Lessor's option and in addition to any and all other rights and remedies that Lessor may have at law or in equity, terminate this Lease, without prejudice to any rights of indemnification Lessor may have hereunder or under the Loan Agreement

or  under  the  Insurance   Agreement  (which  rights  shall  survive  any  such

termination).  In addition, upon the occurrence of a default referred to in (ii)

above and the  continuation  of such  default or failure for  fifteen  (15) days after notice from Lessor to Lessee, Lessor may, if it determines to do so in its sole discretion, immediately cause the Leased Premises to be transferred back to

Lessee.  The  occurrence of any default under this Lease shall not derogate from the right of Lessee to exercise its Option to Purchase  under  Section 4 hereof,

which right shall remain in effect upon  termination  of this Lease  following a default,  and which right may be exercised  upon  Lessee's  satisfaction  of the conditions set forth in Section 4 hereof.

         13. WAIVER OF  REQUIREMENTS.  No  requirement  whatsoever of this Lease shall be deemed  waived  or varied  except in  writing,  nor shall  Lessor's  or

Lender's  acceptance of any payment with  knowledge of any default  constitute a waiver of Lessor's or Lender's rights thereby nor of any subsequent or continued

breach of any requirements of this Lease. All remedies herein provided for shall be in addition to, and not in substitution for, any remedies otherwise available to Lessor or Lessee.

         14. NOTICES. All notices,  requests,  consents and other communications

("Notices")  required  or  contemplated  by the  provisions  hereof  shall be in writing  and  personally  delivered,  or sent  by  facsimile,  telecopy,  telex,

telegram,   cable,  mail  (by  certified  or  registered  mail,  return  receipt requested,  fully prepaid) or by reputable overnight courier,  fully prepaid, as to each party hereto, at its address set forth below or at such other address as shall be  designated  by such party in a notice to the other party  hereto given pursuant to this  Section.  All notices  shall be  effective  (i) if  personally delivered on a Business  Day during  normal  business  hours in the time zone in which delivered, when so delivered, (ii) if sent by telecopy, telex, telegram or cable during
normal business hours in the time zone in which delivered,  when so received, or the next Business Day if sent after normal  business hours in the time zone sent to, (iii) if so mailed, upon receipt thereof and (iv) if by such courier, on the next Business Day,  except that if such courier shall be delivering to a foreign country, three Business Days after being given to such courier. For the purposes of this  Section,  the term Business Day shall mean a day that is a business day in the city to which such notice is  transmitted.  A copy of all notices sent by either party hereto shall be sent by such party to the Lender at the address set forth below concurrently with such notice being sent to the other party

         Lessor:           City of Louisville, Kentucky
                           601 West Jefferson Street
                           Louisville, Kentucky 40202
                           Attention: Mayor
                           Facsimile:  (502) 574-4201
                           Telephone: (502) 574-3061

  With copy to:            David Morris
                           City of Louisville, Kentucky
                           601 West Jefferson Street
                           Louisville, Kentucky 40202
                           Facsimile:  (502) 574-4215
                           Telephone: (502) 574-3348


         Lessee:           Churchill Downs Incorporated
                           700 Central Avenue
                           Louisville, Kentucky  40208-1200
                           Attention:  Michael Miller
                           Senior Vice President Finance
                           Facsimile:  (502) 638-3908
                           Telephone:  (502) 636-3842

With a copy to:            Rebecca C . Reed
                           Senior Vice President and General Counsel
                           Churchill Downs Incorporated
                           700 Central Avenue
                           Louisville, Kentucky  40208-1200
                           Facsimile:  (502) 636-4439
                           Telephone:  (502) 636-4429

         Lender:           Churchill Downs Investment Company
                           700 Central Avenue
                           Louisville, Kentucky  40208-1200
                           Attention: Robert L. Decker, President
                           Facsimile: (502) 636-4348
                           Telephone:  (502) 636-4588


         15. CONSTRUCTION OF LEASE. Words of any gender used in this Lease shall be held to include any other gender,  and words in the singular  number shall be held to include the plural,  when the same requires.  Wherever used herein,  the words "Lessor" and "Lessee" shall be deemed to include the permitted successors,

sublessees  and  assigns  of the  parties,  unless  the  context  excludes  such construction.

         16.  CAPTIONS.  The captions as to contents of  particular  sections or paragraphs  herein are inserted  only for  convenience,  and are in no way to be construed  as  part  of  this  Lease  or as a  limitation  on the  scope  of the particular sections or paragraphs to which they refer.

         17. ASSIGNMENT/BINDING ON SUCCESSORS. This Lease may not be assigned by

Lessor,  unless  such  assignment  or  other  action  is  required  by law or is necessary to preserve  Lessor's  indemnification  and other rights,  except that this Lease may be assigned by Lessor to the Lender.  Unless such  assignment  or

other  action  is  required  by  law  or  is  necessary  to  preserve   Lessor's

indemnification  and  other  rights,  Lessor  may not  assign,  encumber,  sell,

transfer or convey all or any part of its interest in the Leased Premises or any portion  thereof,  including,  without  limitation,  placing  any  liens  on its interest in the Leased Premises or any portion thereof.

         If  there  is no  default  under  the  Loan  Agreement,  this  Lease or

Insurance  Agreement,  this Lease may be  assigned,  and/or the Leased  Premises sublet in whole or in part, by Lessee without  Lessor's consent to any reputable

Person who agrees to assume and accept the duties of Lessee  hereunder and under the Loan Agreement and Insurance  Agreement.  The term "reputable  Person" shall

include,   without  limitation,   any  present  or  future  holders  of  or  any

participants in any Leasehold Mortgage on the leasehold interest hereunder or on the fee  interest  under the  Existing  Mortgage or any interest in the Tangible

Personal Property under the Existing Security Agreement,  and/or the designee(s)

of any such holders and/or  participants and/or any purchasers of such leasehold interest or such fee interest upon the  foreclosure of, or by assignment in lieu of the foreclosure of, any such mortgage.  All the provisions  herein  contained shall bind and inure to the benefit of the parties hereto,  their successors and legal representatives and their permitted assigns.

         Lessor and Lessee  agree that any  interest of Lessor  under this Lease held by Lessor as of January 1, 2003 shall on such date and thereafter be deemed to be held  by  Louisville  Jefferson  County  Metro  Government,  as  statutory successor to Lessor.

         Nothing in this Section 17 shall limit  Lessee's right to lease suites,

corporate  boxes and other  facilities  constituting  a  portion  of the  Leased

Premises in the normal course of Lessee's operation of the Leased Premises.

         18. SHORT FORM LEASE.  Either  party shall,  upon request of the other,

execute in recordable form a short form lease for the purpose of recordation.

         19. ESTOPPEL CERTIFICATES. Lessor will execute, acknowledge and deliver promptly upon request by Lessee, a certificate certifying (i) that this Lease is unmodified  and in full force and effect (or, if there have been  modifications,

that this Lease is in full force and effect as modified, stating the date of each instrument so modifying the Lease and having attached thereto a copy thereof),  and (ii), without independent  investigation,

whether  any  default of Lessee  known to it exists  hereunder  and, if any such default exists,  specifying the nature and period of existence  thereof and what action it is taking or proposes to take with respect thereto, and whether notice thereof  has been  given  to  Lessee.  Lessor  shall be  entitled  to rely  upon

certificates   from   Lender   and  Lessee   exclusively   in   providing   such

certificate(s).  Any such  certificate  may be  relied  upon by any  prospective purchaser,  pledgee,  mortgagee or other  transferee of Lessee's  interest under this Lease, but shall be completely  without prejudice as to rights of Lessor as to the existence of actual defaults.

         20.  CONSENT TO  ADDITIONAL  MORTGAGES.  Provided that Lessee is not in default under this Lease, the Loan Agreement or the Insurance Agreement,  to the

extent Lessee advises Lessor that it is replacing the Existing Credit  Agreement with another  principal credit facility or credit  facilities,  or supplementing the Existing Credit  Agreement with another  principal credit facility or credit facilities,  or replacing or supplementing  any of the foregoing  (collectively,

the "Additional Credit Facilities") in favor of PNC Bank,  National  Association

("PNC") or other lenders (collectively, the "Additional Lenders"), Lessor agrees that it will (i) consent to Lessee's entry into additional  leasehold  mortgages with any Additional Lenders and agree to give such Additional Lenders reasonable notice of, and  opportunity to cure,  defaults of the Lessee  hereunder or under the Loan Agreement and (ii) if required by such Additional  Lenders,  enter into

(a) a non-recourse  mortgage of the Lessor's interest in the Site and the Leased

Premises to additionally  secure Lessee's  obligations to the Additional Lenders and (b) a non-recourse  security agreement  concerning  Lessor's interest in the

Tangible Personal Property to secure the obligations of Lessee and any guarantors party to the Additional Credit

Facilities to the Additional Lenders.

         21.  SEVERABILITY.  If any  provision  of  this  Lease  is  invalid  or unenforceable as to either of the parties, the remainder of this Lease shall not be affected thereby.

         22.  FURTHER  ASSURANCES.  Each party shall  execute,  acknowledge  and deliver such  documents  and other  instruments  and perform such acts as may be reasonably  required  by the other  party or the  Lender,  in order to give full effect to this Lease or to  facilitate  the recording of the short form of lease referred to in Section 18 above.

         23.  GOVERNING  LAW.  This Lease shall be governed by, and construed in accordance  with,  the  laws  of the  Commonwealth  of  Kentucky  applicable  to agreements made in and to be performed wholly within such Commonwealth.

         24. ENTIRE  AGREEMENT.  This Lease  contains all of the  agreements and conditions made between the parties hereto  regarding the subject matter of this

Lease and may not be modified orally or in any other manner than by an agreement in writing signed by all of the parties hereto or their respective successors in interest.

         25. COUNTERPARTS.  This Lease may be executed in counterparts,  any one or  series  of  which,  when  executed  by all  parties,  shall  be  deemed  one instrument.

         26. MISCELLANEOUS.  Notwithstanding  anything to the contrary contained herein,  Lessee shall have the right,  without the consent of Lessor, to dispose of or make alterations and changes to the Leased Premises  including  furniture,

fixtures and equipment  thereon,  so long as (i) such  alterations or changes do not materially  adversely affect the value of the Project as whole and (ii) such alterations or changes do not affect the status of the Project as an "industrial building" within the meaning of the Act.

         27. NO PERSONAL LIABILITY. No officer,  official,  director,  employee,

agent  or   representative   of,  and  no  shareholder  (in  such  capacity)  or

incorporator (in such capacity) of, any party hereto (or any partner in any such party which is a  partnership)  shall have any liability  whatsoever  under this

Lease in connection with the transactions  contemplated  hereby,  whether or not the  transactions  contemplated  hereby are  consummated in accordance  with the terms hereof, provided,  however, that nothing in this Section 27 shall diminish or impair the obligations of any party to this Lease,  the Loan  Agreement,  the

Insurance Agreement or any other Bond Document to which it is a party.

         28.  PREPAYMENT.  Lessee shall have the right to cause Lessor to prepay the Bond in whole or in part, upon the written  direction of Lessee,  but solely with monies furnished to Lessor by Lessee.

         29.  OTHER   LESSOR   EXPENSES.   Anything  to  the   contrary   herein

notwithstanding,  Lessee shall pay any  reasonable  expenses  (including but not limited to  reasonable  attorney's  fees and other  charges of the  Lessor)  not specifically  mentioned  herein which are reasonably  incurred by Lessor,  after notice  to  Lessee,  in  connection  with  the  Project,  this  Lease,  the Loan

Agreement, the Insurance Agreement, the Bond or the other Bond Documents.

         30.  LIMITATION OF LIABILITY OF LESSOR.  In the event of any default by the Lessor hereunder and notwithstanding the provisions of Section 31 below, the liability of the Lessor to the Lessee shall be enforceable  only out of Lessor's interest  in the Project  and under this  Agreement  and there shall be no other recourse for damages by the Lessee  against the Lessor,  its officers,  members,

agents and  employees,  or any of the property  now or hereafter  owned by it or them.

         31. NO PERSONAL RECOURSE.  No recourse shall be had for any claim based on (i) the

Lease,  (ii) the Loan  Agreement,  (iii) the Bond,  (iv) the Consent  Waiver and

Estoppel between the Lessor and PNC, or (v) the Leasehold  Mortgage and Security

Agreement  between  Lessee and PNC with a Joinder  by the  Lessor,  against  the

Lessor or any member, officer or employee past, present or future, of the Lessor or of any successor body as such,  either  directly or through the Lessor or any such successor body, under any constitutional provision,  statute or rule of law or by the enforcement of any assessment or penalty or otherwise.

                [Remainder of this Page Left Blank Intentionally]

         IN WITNESS  WHEREOF,  Lessor and Lessee have executed this Lease on the date set forth below.

                                LESSOR:

                                THE CITY OF LOUISVILLE, KENTUCKY


                                By:/s/ DAVID L. ARMSTRONG
                                       Name: David L. Armstrong
                                       Title: Mayor
                                Date: DECEMBER 23, 2002


                                ATTESTED:


                                /s/ KATHLEEN J. HERRON
                                Clerk of the Board of Aldermen

                                LESSEE:

                                CHURCHILL DOWNS INCORPORATED



                                By:/s/ MICHAEL E. MILLER
                                Name:  MICHAEL E. MILLER
                                Title: SENIOR VICE PRESIDENT, FINANCE
                                Date:  DECEMBER 20, 2002

                                 ACKNOWLEDGMENTS


COMMONWEALTH OF KENTUCKY            )
                                    :     ss.:
COUNTY OF JEFFERSON                 )

         The foregoing instrument was acknowledged before me on December 23, 2002 by David L. Armstrong and Kathy Herron, as the Mayor and Clerk of the Board of Aldermen, respectively, of the City of Louisville, Kentucky, a municipality and political subdivision of the Commonwealth of Kentucky, on behalf of said City.

         My commission expires:SEPTEMBER 25, 2004.

(SEAL)
                                   /s/ BRENDA K. LIVESAY
                                   Notary Public



COMMONWEALTH OF KENTUCKY            )
                                    :     ss.:
COUNTY OF JEFFERSON                 )

         The foregoing instrument was acknowledged before me on December 20, 2002 by Michael E. Miller, as the Senior Vice President, Finance of Churchill Downs Incorporated, a Kentucky corporation.

         My commission expires:SEPTEMBER 6, 2006.


(SEAL)

                                      /s/ SUE CARWILE
                                      Notary Public

EXHIBIT A omitted consisting of a legal description of the property. The registrant will supplementally provide a copy of such exhibit to the Commission upon request.